GUARANTY



	For value received the undersigned ("Guarantor") unconditionally and absolutely guarantees payment to Comerica Bank-Texas of the City of Dallas, State of Texas, and its assigns (the "Noteholder"), the certain indebtedness in the amount of $1,300,000.00 evidenced by the Promissory Note ("Note") dated December 10, 1993, with Thomas G. Finck and Carole C. Finck being the Maker and all amounts to become due and owing thereunder, including, but not limited to, principal, interest and attorneys' fees.

	Guarantor waives diligence on the part of Noteholder and its assigns in the collection of said indebtedness and agrees that said Noteholder shall be under no obligation to notify Guarantor of the acceptance hereof or any renewals or extensions of said indebtedness. Guarantor further expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, notices of the election to accelerate the maturity, protests and notices of protests, as to the indebtedness covered hereby and as to each, every and all installments thereof, whether before or after such installments are due.

	This Guaranty is in addition to such other security, if any, as Noteholder now or hereafter may have. Noteholder may surrender or release all or any part of such other security without in any way affecting Guarantor's liability hereunder. It shall not be necessary for Noteholder in order to enforce payment by Guarantor of said indebtedness, to first institute suit or pursue or exhaust its remedies against Maker, or against any other security which Noteholder may have.

	Guarantor agrees that this Guaranty shall continue in full force and effect notwithstanding the death, release by agreement or by operation of law, or the extension of time to any other Guarantor or Guarantors. This Guaranty shall also be binding on Guarantor, Guarantor's successors and assigns.

	If Noteholder enforces payment by Guarantor under this Guaranty by suit or through bankruptcy or probate, or in any court, either before or after maturity of the Note, then in any of said events, a reasonable amount will be added and collected as attorney and collection fees, which upon accrual will bear the same rate of interest as called for in the Note hereby guaranteed.

	If either Guarantor or Maker makes an assignment for the benefit of creditors, or if a receiver is appointed for any port of the Mortgaged Premises, or if either Guarantor or Maker is adjudicated a bankrupt, or if Guarantor or Maker institute any proceedings under the Federal Bankruptcy Laws of the United States, then on the happening of one of these events the whole of said debt hereby guaranteed shall immediately become due and payable, at the option of Noteholder and Noteholder may proceed to enforce the terms hereof. Bankruptcy of Maker shall not affect the liability of Guarantor for the full amount of the indebtedness then due plus interest and attorneys' fees as provided in the Note and in this Guaranty.

	This agreement is to be performed in the County of Dallas, State of Texas, and any suit hereon or for any breach hereof, may be brought and prosecuted in the courts of said county.

	It is understood and agreed that in no event and upon no contingency shall the Guarantor be considered Maker of the Note hereby guaranteed and it is further agreed that the Guarantor shall not be required to pay interest in excess of the rate for which parties may contract under the laws of the State of Texas or of the United States of America, whichever is controlling.
If said laws are ever revised, repealed or judicially interpreted so as to render usurious any amount contracted for, charged or received as a result of this Guaranty or if the Noteholder's acceleration of the maturity of the Note results in the Guarantor having paid interest in excess of hat permitted by law, then it is both the Guarantor's and Noteholder's express intent that all excess amounts be credited to last maturing installments of principal due ad the rate of interest called for in the Note be reduced to highest allowable rate permitted under the then applicable law.

	Guarantor understands and agrees that without notice to or further assent by Guarantor, the obligation of Maker may be renewed, extended, modified, accelerated, or released by Noteholder as Noteholder may deem advisable in its sole discretion and Guarantor hereby gives its consent to any such change stated hereinabove and that any security, security interest or collateral other than this Guaranty which Noteholder may hold or in which Noteholder may have an interest may be exchanged, sold, released or surrendered by Noteholder as it may deem advisable in its sole discretion without impairing or affecting the obligation of Guarantor hereunder in any way whatsoever.

	Each guarantor also hereby waives any claims, right or remedy which such guarantor may now have or hereafter acquire against Thomas G. Finck or Carole C. Finck that arises hereunderand/or from the performance by any guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

	EXECUTED this 10th day of December 1993.

                       						TRITON ENERGY CORPORATION, a Texas
	                       					corporation


                         				By:  \s\ Robert B. Holland, III